Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland
PRESS RELEASE
Noble Corporation Reports First Quarter 2011 Earnings of $0.21 per Diluted Share
ZUG, Switzerland, April 20, 2011 — Noble Corporation (NYSE: NE) today reported first quarter 2011 earnings of $54 million, or $0.21 per diluted share, versus $99 million, or $0.39 per diluted share, for the fourth quarter of 2010. First quarter 2011 results include a one-time after-tax net gain of $0.06 per diluted share related to the previously announced substitution of the drillship Noble Phoenix for the drillship Noble Muravlenko in Brazil. Contract drilling services revenues for the first quarter of 2011 were $543 million versus $614 million for the fourth quarter of 2010. Contract drilling margin for the first quarter of 2011 was approximately 44 percent, versus 46 percent in the prior quarter. Noble invested $614 million in capital projects during the quarter.
“Noble’s first quarter results reflect the continuing impact of drilling restrictions in the U.S. Gulf of Mexico,” said David W. Williams, Chairman, President and Chief Executive Officer. “However, improving utilization in the rest of the world coupled with our extensive contract backlog afforded us the financial flexibility to expand and extend our newbuild program, adding both high-spec ultra-deepwater and jackup units to the fleet. With several new contracts commencing this quarter and the possibility of increased permitting in the U.S. Gulf of Mexico, we expect contract drilling revenues to improve across the balance of the year.”
In February 2011, Noble issued $1.1 billion aggregate principal amount of senior notes in three separate tranches with a weighted average coupon of 4.71 percent. A portion of the proceeds was used to repay our half of the $693 million of joint venture debt associated with the Noble Bully I and Noble Bully II drillships. Our joint venture partner, Shell, contributed the remaining half to retire the full balance of the debt. Debt as a percentage of total capitalization was 29 percent at March 31, 2011.
Operations Highlights
At the end of the first quarter of 2011, approximately 64 percent of the Company’s available rig operating days were committed for the remainder of 2011 and approximately 33 percent were committed for 2012. The Company’s total backlog at March 31, 2011 was approximately $13.1 billion.

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In the first quarter, Noble continued its strategy of upgrading its fleet by adding rigs with the latest technology and capabilities. Noble announced a total of five newbuilds, including three ultra-deepwater drillships and two heavy duty, harsh environment (HDHE) jackups which are in addition to the two HDHE jackups announced in December 2010. Deliveries are expected to commence in the fourth quarter of 2012 when the first jackup is scheduled to be completed. Additionally, the first of the three drillships has been awarded a Letter of Intent for five and a half years with an expected commencement date in the second half of 2013 at a dayrate of $410,000. The unit is eligible for up to a 15 percent performance bonus. In the past five months, Noble has committed more than $2.7 billion to its fleet upgrade strategy. The Company has one remaining drillship option that expires August 31, 2011 and two remaining jackup options that expire January 1, 2012.
In the U.S. Gulf of Mexico, the Noble Jim Thompson returned to earning its full dayrate of $359,000-$361,000 at the beginning of April after being on standby for approximately nine months. The unit resumed drilling operations for our customer Shell after they received approval for an exploration permit. Noble has three other rigs on standby with Shell in the Gulf, the Noble Danny Adkins and Noble Jim Day, both at dayrates of $155,000-$157,000, and the Noble Driller at a dayrate of $84,000-$86,000. As previously announced during the quarter, Noble secured a one-year commitment on the Noble Jim Day which includes a period of standby between mid-February and July 31, 2011 and an agreement that the rig will receive a dayrate of $484,000-$486,000 from August 1, 2011 through January 31, 2012 regardless of whether or not the unit is drilling. When operating, the unit will be eligible for a performance bonus of up to 15 percent of the dayrate.
In Mexico, Noble was awarded contracts on seven jackups at dayrates ranging from the mid-$50,000’s to approximately $100,000 for durations between 139 days and 624 days. The Company also secured extensions on two units, the Noble Carl Norberg and Noble Roy Butler.
In January, Noble announced a substitution of the Noble Phoenix for the Noble Muravlenko to operate in Brazil. In conjunction with the rig swap, Noble cancelled a planned reliability upgrade on the Noble Muravlenko. Also in Brazil, the Noble Clyde Boudreaux commenced a one-year contract at a dayrate of $289,000-$291,000 in early April. The rig is eligible for up to a 15 percent performance bonus.
The Noble Homer Ferrington commenced a farmout in mid-March earning a full dayrate of $504,000-$506,000 while operating in Morocco.

Finally, the Noble Roger Lewis commenced its three-year contract in Saudi Arabia in early March at a dayrate of $131,000-$133,000. The Noble Scott Marks, scheduled to begin a three-year contract in Saudi Arabia in July, arrived in the Middle East to begin necessary upgrades.
“A number of anticipated catalysts have come to fruition and created value for our shareholders during the quarter, including a return to work of rigs in the U.S. Gulf, in Mexico, the Middle East, and the Mediterranean,” said Williams. “With what is now eleven newbuilds, we have committed to a significant fleet upgrade program and are beginning to evaluate our existing assets to determine their ultimate future within our fleet. In the meantime, we continue to believe that there is additional upside to the Noble story, including the delivery of three ultra-deepwater drillships during 2011 and a return to normal drilling activity in the U.S. Gulf.”
About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 76 offshore drilling units (including seven ultra-deepwater rigs and four jackup drilling rigs currently under construction), located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, West Africa and Asian Pacific. Noble also owns and operates a dynamically positioned floating production, storage, offloading vessel. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, timing of delivery of newbuilds, contract commitments, dayrates, contract commencements, contract extensions or renewals, letters of intent or award, industry fundamentals, customer relationships, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, costs and difficulties relating to the integration of acquired businesses, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, delays in the construction of newbuilds, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call
Noble has scheduled a conference call and webcast related to its first quarter 2011 results on Thursday, April 21, 2011, at 8:00 a.m. U.S. Central Daylight Time. Interested parties are invited to listen to the call by dialing 1-866-461-7129, or internationally 1-706-679-3084, using access code: 27255923 or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site.
A replay of the conference call will be available on Thursday, April 21, 2011, beginning at 11:00 a.m. U.S. Central Daylight Time, through Thursday, May 5, 2011, ending at 5:00 p.m. U.S. Central Daylight Time. The phone number for the conference call replay is 1-800-642-1687 or, for calls from outside of the U.S., 1-706-645-9291, using access code: 27255923. The replay will also be available on the Company’s Web site following the end of the live call. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
4/20/2011
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning, Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications, Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Operating revenues
Contract drilling services	$542,605	$808,646
Reimbursables	22,291	24,233
Labor contract drilling services	13,547	7,761
Other	445	211

	578,888	840,851

Operating costs and expenses
Contract drilling services	306,363	254,431
Reimbursables	17,103	19,743
Labor contract drilling services	8,523	5,888
Depreciation and amortization	158,122	115,857
Selling, general and administrative	23,715	21,971
Gain on contract extinguishments, net (*)	(21,202)	—

	492,624	417,890

Operating income	86,264	422,961

Other income (expense)
Interest expense, net of amount capitalized	(19,041)	(465)
Interest income and other, net	2,592	3,626

Income before income taxes	69,815	426,122
Income tax provision	(15,359)	(55,396)

Net income	54,456	370,726

Net income attributable to noncontrolling interests	39	—

Net income attributable to Noble Corporation	$54,495	$370,726

Net income per share
Basic	$0.22	$1.44
Diluted	$0.21	$1.43

*
Includes a $52.5 million gain on the contract extinguishment on the Noble Phoenix and a $1.3 million gain on the payoff of joint venture credit facilities, offset by a $32.6 million loss on the Noble Muravlenko shipyard contract cancellation.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$508,681	$337,871
Accounts receivable	445,875	387,414
Prepaid expenses and other current assets	170,434	105,443

Total current assets	1,124,990	830,728

Property and equipment
Drilling equipment and facilities	12,991,525	12,471,283
Other	175,431	172,583

Total property and equipment	13,166,956	12,643,866
Accumulated depreciation	(2,727,227)	(2,595,779)

Net property and equipment	10,439,729	10,048,087

Other assets	365,166	342,506

Total assets	$11,929,885	$11,221,321

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long term debt	$—	$80,213
Accounts payable	395,131	374,814
Accrued payroll and related costs	93,113	125,663
Interest payable	27,543	40,260
Other current liabilities	90,201	99,431

Total current liabilities	605,988	720,381

Long-term debt	3,167,646	2,686,484
Deferred income taxes	261,641	258,822
Other liabilities	218,044	268,000

Total liabilities	4,253,319	3,933,687

Commitments and contingencies

Shareholders’ equity
Shares	887,431	917,684
Additional paid-in capital	44,947	39,006
Retained earnings	6,684,995	6,630,500
Treasury shares	(379,667)	(373,967)
Accumulated other comprehensive loss	(46,731)	(50,220)

Total shareholders’ equity	7,190,975	7,163,003

Noncontrolling interests	485,591	124,631

Total equity	7,676,566	7,287,634

Total liabilities and equity	$11,929,885	$11,221,321

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities
Net income	$54,456	$370,726
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	158,122	115,857
Gain on contract extinguishments, net	(21,202)	—
Deferred income tax provision	2,819	(444)
Share-based compensation expense	8,271	8,100
Pension contributions	(1,602)	(1,574)
Net change in other assets and liabilities	(114,090)	11,269

Net cash from operating activities	86,774	503,934

Cash flows from investing activities
New construction	(426,204)	(141,404)
Other capital expenditures	(149,062)	(179,044)
Major maintenance expenditures	(39,058)	(18,316)
Accrued capital expenditures	(471)	54,476
Refund from contract extinguishments	18,642	—

Net cash from investing activities	(596,153)	(284,288)

Cash flows from financing activities
Borrowings on bank credit facilities	200,000	—
Payments on bank credit facilities	(240,000)	—
Proceeds from issuance of senior notes, net of debt issuance costs	1,087,833	—
Contribution from joint venture partners	361,000	—
Payments of joint venture debt	(693,494)	—
Settlements of interest rate swap agreements	(29,032)	—
Proceeds from issuance of notes to joint venture partner	35,000	—
Dividends/par value reduction payments	(34,920)	(11,935)
Repurchases of shares	—	(88,652)
Financing costs on credit facilities	(2,835)	—
Proceeds from employee stock transactions	2,337	2,443
Repurchases of employee shares for taxes	(5,700)	(9,285)

Net cash from financing activities	680,189	(107,429)

Net change in cash and cash equivalents	170,810	112,217
Cash and cash equivalents, beginning of period	337,871	735,493

Cash and cash equivalents, end of period	$508,681	$847,710

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended March 31,						Three Months Ended December 31,
	2011			2010			2010
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$542,605	$—	$542,605	$808,646	$—	$808,646	$614,418	$—	$614,418
Reimbursables	21,604	687	22,291	23,303	930	24,233	19,179	489	19,668
Labor contract drilling services	—	13,547	13,547	—	7,761	7,761	—	8,816	8,816
Other	445	—	445	211	—	211	883	—	883

	$564,654	$14,234	$578,888	$832,160	$8,691	$840,851	$634,480	$9,305	$643,785

Operating costs and expenses
Contract drilling services	$306,363	$—	$306,363	$254,431	$—	$254,431	$331,930	$—	$331,930
Reimbursables	16,440	663	17,103	18,869	874	19,743	14,483	472	14,955
Labor contract drilling services	—	8,523	8,523	—	5,888	5,888	—	5,486	5,486
Depreciation and amortization	154,888	3,234	158,122	113,173	2,684	115,857	151,256	3,207	154,463
Selling, general and administrative	23,449	266	23,715	21,743	228	21,971	20,571	165	20,736
Gain on contract extinguishments, net	(21,202)	—	(21,202)	—	—	—	—	—	—

	$479,938	$12,686	$492,624	$408,216	$9,674	$417,890	$518,240	$9,330	$527,570

Operating income	$84,716	$1,548	$86,264	$423,944	$(983)	$422,961	$116,240	$(25)	$116,215

Operating statistics
Jackups:
Average Rig Utilization	62%			81%			76%
Operating Days	2,381			3,141			3,019
Average Dayrate	$80,866			$116,498			$83,023

Semisubmersibles
Average Rig Utilization	69%			93%			69%
Operating Days	868			931			826
Average Dayrate	$277,859			$416,572			$241,483

Drillships:
Average Rig Utilization	70%			92%			90%
Operating Days	361			247			495
Average Dayrate	$301,647			$222,306			$302,753

FPSO/Submersibles:
Average Rig Utilization	0%			0%			11%
Operating Days	—			—			31
Average Dayrate	$—			$—			$465,616

Total:
Average Rig Utilization	61%			81%			73%
Operating Days	3,610			4,319			4,371
Average Dayrate	$150,294			$187,214			$140,554

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended
	March 31,
	2011	2010
Allocation of net income
Basic
Net income attributable to Noble Corporation	$54,495	$370,726
Earnings allocated to unvested share-based payment awards	(509)	(3,476)

Net income to common shareholders — basic	$53,986	$367,250

Diluted
Net income attributable to Noble Corporation	$54,495	$370,726
Earnings allocated to unvested share-based payment awards	(509)	(3,461)

Net income to common shareholders — diluted	$53,986	$367,265

Weighted average number of shares outstanding — basic	251,026	255,122
Incremental shares issuable from assumed exercise of stock options	775	1,099

Weighted average number of shares outstanding — diluted	251,801	256,221

Weighted average unvested share-based payment awards	2,419	2,381

Earnings per share
Basic	$0.22	$1.44
Diluted	$0.21	$1.43